U.S. Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 24, 2000

                       Commission File Number: 33-55254-26

                         SEAVIEW VIDEO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                     33-55254-26             87-0438640
(State or other jurisdiction of  (Commission  File  Number)   (I.R.S.Employer
incorporation  or organization)                             Identification No.)

            200 Madonna Blvd., Tierra Verde, FL 33715 (727-866-3660)
                   (Registrant's Address and Telephone Number)




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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

Not  applicable.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On July 12, 2000, Registrant acquired a twenty percent (20%) ownership interest in Golden Springs, LLC, a state of Florida limited liability company. In consideration for their 20% equity position in Golden Springs, LLC, the Registrant conveyed 150,000 shares of its common stock to Golden Springs, LLC subject to restrictions under Rule 144 of the Securities and Exchange Act of 1933, as amended. Golden Springs, LLC reports total assets of $4.06 million.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

Not  applicable.

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Not  applicable.

ITEM  5.  OTHER  EVENTS

As discussed above in Item 2, on July 12, 2000, Registrant acquired a twenty percent (20%) ownership interest in Golden Springs, LLC, a state of Florida limited liability company. In consideration for their 20% equity position in Golden Springs, LLC, the Registrant conveyed 150,000 shares of its common stock to Golden Springs, LLC subject to restrictions under Rule 144 of the Securities and Exchange Act of 1933, as amended.

Golden Springs, LLC, owns and operates Warm Mineral Springs, Inc., which is an existing health spa situated on 99 acres located near North Port in Sarasota County, on Florida's gulf coast. Situated on the facility, which has been in operation since 1946 as a health spa, is a mineral-rich, warm water 230 foot deep aquifer. More than 75,000 people from all over the world visit the spa each year. Additional information regarding Warm Mineral Springs can be found at their web site, www.naturalhealthusa.com.

ITEM  6.  RESIGNATION  OF  REGISTRANT'S  DIRECTORS

Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 24, 2000.


                                  Seaview  Video  Technology,  Inc.



                            By:/s/_____________________________________
                                  Richard L. McBride, President & Director




                            By:/s/_____________________________________
                                  R.J.  Cox,  Secretary,  Treasurer  & Director